Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                      NEWS RELEASE                   Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772

                                                        Rudy R. Miller, Chairman
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                    602-225-0505
                                                         geco@themillergroup.net


Global Entertainment Corporation
4909 East McDowell Road, Suite 104
Phoenix, Arizona 85008-4293
480-994-0772
www.globalentertainment2000.com


PHOENIX,  ARIZONA,  August 31, 2004 -- Global Entertainment  Corporation (OTCBB:
GECO) - an integrated entertainment company, today announced it recently signed multiple cross-marketing contracts that involve International Coliseums Company
(ICC),   WPHL  that  operates  as  the  Central  Hockey  League  (CHL),   Global
Entertainment Marketing Systems (GEMS) and Global Entertainment Ticketing (Get.Tix.Net). The ten new contracts support the company's plan for revenue diversification through a packaging of multiple services. Facility management expertise for ICC covers multi-purpose event centers and major city parks that can host annual or one-time events. The company's GEMS subsidiary handles the selling and promotional marketing for events and in the case of arenas the selling of luxury suites, premium seating and sponsorships. Get.Tix.Net offers a convenient ticketing system that completes the package of event services. The company is developing its market with customer relationships that prefer a package of multiple services through one national company.

Richard Kozuback, president and chief executive officer stated, "We are extremely pleased with the reception our cross-marketing package of services has received and the recent contracts signed by our subsidiaries. These agreements are a portion of our developing plan to build a national presence in the entertainment services market. Our list of pending contract opportunities continues to increase."

NEW CONTRACTS:
RED ROCK PARK, GALLUP, NM - a 2-year agreement with favorable renewal options for facilities management, sales and marketing, and ticketing services.
TRI-CITY ARENA, KEARNEY, NB - a 2-year contract with three one-year renewals for facilities management, sales and marketing, and ticketing services.
FOUNTAIN HILLS CHAMBER OF COMMERCE, FOUNTAIN HILLS, AZ - a contract to sell, market and ticket the WISPA Pro Event and Team Tournament Squash event where world records will be challenged.
KEARNEY, NB - ticketing contract for a junior hockey league team with average yearly attendance of 140,000 fans.
GAMEPLAN MARKETING, AUSTIN, TX - strategic partner to promote sports and entertainment events.

                                                                         more...

Global Entertainment Corporation and Subsidiaries Enter into Multiple Cross-Marketing Contracts
August 31, 2004                                                           Page 2


PINKY'S WIRELESS, AUSTIN, TX - ticket outlet with twelve locations throughout greater Austin, TX.
KENNEWICK, WA - sales and marketing agreement for 3 facilities (convention center, 7,000-seat multi-purpose arena and practice facility ice rink).
NAIMO CLIPPERS, BRITISH COLUMBIA, CANADA - ticketing for a junior hockey league team with annual fan attendance of approximately 72,000.
PENTICTON, BRITISH COLUMBIA, CANADA - a signed contract for a feasibility study for the development of a 4,000-seat multi-purpose event center.
MONTEREY, MEXICO - the CHL has executed an agreement to add a new hockey franchise.

PENDING CONTRACTS IN VARIOUS DEGREES OF COMPLETION:
PRESCOTT VALLEY, AZ - in discussions with city for the development of a 4,000-seat multi-purpose event center that will include space for convention activities.
RIO RANCHO, NM - in discussions with city for the development of a 5,500-seat multi-purpose event center within a 160-acre retail development.
YOUNGSTOWN, OH - a potential new hockey franchise.
AUSTIN, TX - ticketing contract with the Austin Convention and Visitors Bureau. AUSTIN, TX - ticketing contract for the CHL team, the Austin Ice Bats, with annual fan attendance of approximately 150,000.
CEDAR PARK, TX - the development of a 6,000-seat multi-purpose event center that will include space for convention activities.
FT. WORTH, TX - ticketing contract for the CHL team, the Fort Worth Brahmas, with average yearly attendance of 120,000 fans.
HARLINGEN, TX - in discussions with the city for the development of a 5,500-seat multi-purpose event center that will include space for convention activities.

Visit our web sites:

www.globalentertainment2000.com        www.GetTix.Net             www.Cragar.com


Global Entertainment Corporation is an integrated entertainment company, arena development, and licensing company with five subsidiaries. The WPHL, INC., through a joint operating agreement with the Central Hockey League (CHL), is the operator and franchisor of professional minor league hockey teams in seven states. INTERNATIONAL COLISEUMS COMPANY serves as project manager for arena development and is responsible for management agreements associated with arena facility operations. GLOBAL ENTERTAINMENT MARKETING SYSTEMS pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL ENTERTAINMENT TICKETING is an in-house ticketing company for sports and entertainment venues. CRAGAR INDUSTRIES, INC. is the licensor for its nationally recognized, branded products CRAGAR(R), TRU=SPOKE(R), CRAGAR S/S(R) and STREET PRO(R).

                                                                         more...

Global Entertainment Corporation and Subsidiaries Enter into Multiple Cross-Marketing Contracts
August 31, 2004                                                           Page 3


     CERTAIN STATEMENTS IN THIS RELEASE MAY BE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS MAY INCLUDE PROJECTIONS OF MATTERS THAT AFFECT REVENUE, OPERATING EXPENSES OR NET EARNINGS; PROJECTIONS OF CAPITAL EXPENDITURES; PROJECTIONS OF GROWTH; HIRING PLANS; PLANS FOR FUTURE OPERATIONS; FINANCING NEEDS OR PLANS; PLANS RELATING TO THE COMPANY'S PRODUCTS AND SERVICES; AND ASSUMPTIONS RELATING TO THE FOREGOING.

     FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO RISKS AND UNCERTAINTIES, SOME OF WHICH CANNOT BE PREDICTED OR QUANTIFIED. FUTURE EVENTS AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN, CONTEMPLATED BY, OR UNDERLYING THE FORWARD-LOOKING INFORMATION.

     SOME OF THE IMPORTANT FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: INTENSE COMPETITION WITHIN THE SPORTS AND ENTERTAINMENT INDUSTRIES, PAST AND FUTURE ACQUISITIONS, EXPANDING OPERATIONS INTO NEW MARKETS, RISK OF BUSINESS INTERRUPTION, MANAGEMENT OF RAPID GROWTH, NEED FOR ADDITIONAL FINANCING, CHANGING CONSUMER DEMANDS, DEPENDENCE ON KEY PERSONNEL, SALES AND INCOME TAX UNCERTAINTY AND INCREASING MARKETING, MANAGEMENT, OCCUPANCY AND OTHER ADMINISTRATIVE COSTS.

     THESE FACTORS ARE DISCUSSED IN GREATER DETAIL IN THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED MAY 31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


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